Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 filed with the SEC on January 23, 2023, and as may be amended from time to time, of our report dated July 15, 2022, relating to the financial statements of Next Bridge Hydrocarbons, Inc. as of December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement on Form S-1, including any amendment thereto.

/s/ B.F. Borgers CPA PC

Certified Public Accountants
Lakewood, CO
January 23, 2023